Exhibit 5.1

Suite 1210 - 777 Hornby Street                  Macdonald
Vancouver, BC                                   Tuskey (tm)
V6Z 1S4 CANADA                                  CORPORATE AND SECURITIES LAWYERS
Telephone: (604) 689-1022
Facsimile: (604) 681-4760


Our File No: 1028-1

April 8, 2010

Pepper Rock Resources Corp.
One Lincoln Centre
18 West 140 Butterfield Road, 15th Floor
Oakbrook Terrace, IL 60181USA

Dear Sirs:

Re: Common Stock of Pepper Rock Resources Corp. Registered on Form S-1, filed on April 8, 2010
--------------------------------------------------------------------------------

We have acted as counsel to Pepper Rock Resources Corp. (the "Company"), a corporation incorporated under the laws of the State of Nevada, in connection with the filing, on April 7, 2010, of a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") of 40,000,000 shares of the Company's common stock, consisting of:

     1.   17,500,000 shares of common stock for sale by the Company; and

     2. 22,500,000 shares of common stock for resale by certain selling shareholders named in the Registration Statement.

     (collectively, the "Registered Shares")

We have examined the originals or certified copies of such corporate records of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies or as facsimiles of copies or originals, which assumptions we have not independently verified.

Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares have been, or shall upon issuance, be issued as duly and validly authorized and issued, fully paid and non-assessable.

We have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is opining upon and is limited to the current federal laws of the United States and, as set forth above, Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to



  Macdonald Tuskey is an association of law corporations with lawyers called in the Provinces of British Columbia and Alberta and the State of New York.
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Page | 2                                        Macdonald
                                                Tuskey (tm)
Pepper Rock                                     CORPORATE AND SECURITIES LAWYERS
April 8, 2010


revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

                                          Yours truly,

                                          W.L. MACDONALD LAW CORPORATION

                                          Ss "W.L. MACDONALD LAW CORPORATION"





              1210-777 Hornby Street, Vancouver, BC V6Z 1S4 Canada
                    Tel: (604) 689-1022 Fax: (604) 681-4760
  Macdonald Tuskey is an association of law corporations with lawyers called in the Provinces of British Columbia and Alberta and the State of New York.